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                   State Street Master Funds (the "Trust")
                                                              File No. 811-09599

EXPLANATORY NOTE

        Please disregard the April 30, 2002 POS AMI filings which received accession numbers 0000950135-02-002278 and 0000950135-02-002295 as these filings were incorrectly filed with the Trust's records.

        The Trust's correct POS AMI filing was made April 30, 2002 and received accession number 0000950135-02-002276.

        A copy of the April 30, 2002 POS AMI for the State Street Navigator Securities Lending Trust (1940 Act No. 811-07567) received accession number 0000950135-02-002290.